UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

____________________

FORM 8-K

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 25, 2015

WPCS INTERNATIONAL INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	001-34643	98-0204758
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
Of Incorporation)		Identification No.)

521 Railroad Avenue

Suisun City, California 94585

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (707) 421-1300

(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Standard; Transfer of Listing.

On February 25, 2015, WPCS International Incorporated (the “Company”) received an extension from the Nasdaq Listings Qualification Department (“Nasdaq”) until May 31, 2015 to regain compliance with Nasdaq Listing Rule 5550(b)(1), which requires the Company to have minimum stockholders’ equity of $2,500,000 (the “Stockholders’ Equity Requirement”). The Company had previously announced the receipt of a deficiency notice from Nasdaq, informing the Company that it was not in compliance with the Stockholders’ Equity Requirement, in a Form 8-K filed with the Securities and Exchange Commission on January 2, 2015. The Company submitted its plan to regain compliance (the “Plan”) to Nasdaq on February 12, 2015.

The Company will provide additional information on this matter if and when it becomes available. There can be no assurance that the Plan will be successful in maintaining the Company’s listing on the Nasdaq Capital Market for its common stock. Any such failure may impact the liquidity and market price of the Company’s common stock and the Company’s access to the capital markets.

SIGNATURE

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WPCS INTERNATIONAL INCORPORATED

Date: February 26, 2015	By:	/s/ Sebastian Giordano
	Name:	Sebastian Giordano
	Title:	Interim Chief Executive Officer